UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

NOVABAY PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On February 20, 2026, the Company effected a 1-for-5 reverse stock split of its common stock, and trading began on a split-adjusted basis on February 23, 2026. The reverse stock split was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026. Because this filing supplements the Company’s definitive proxy statement filed on February 10, 2026 (i.e., prior to the effectiveness of the reverse stock split), share amounts in the sections amended hereby are presented on a pre-split basis, with post-split amounts provided parenthetically where appropriate for clarity.

As previously disclosed, NovaBay Pharmaceuticals, Inc. (“NovaBay” or the “Company”) entered into a Securities Purchase Agreement, dated as of January 16, 2026, by and among NovaBay, R01 Fund LP, Framework Ventures IV L.P., Tether Investments, S.A. de C.V. and Sky Frontier Foundation (the “Purchasers”). Pursuant to the Securities Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company issued and sold pre-funded warrants to purchase an aggregate of 837,696,130 (167,539,227) shares of the Company’s common stock, par value $0.01 per share, for aggregate gross proceeds of approximately $134 million (the “Transaction”).

In connection with the Transaction, among other matters, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on January 30, 2026 and a definitive proxy statement on February 10, 2026 (the “Definitive Proxy Statement”).

On February 20, 2026, the Company effected a 1-for-5 reverse stock split of its common stock, and trading began on a split-adjusted basis on February 23, 2026. The reverse stock split was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2026. Because this filing supplements the Definitive Proxy Statement, which was prior to the effectiveness of the reverse stock split, share amounts in the sections amended hereby are presented on a pre-split basis, with post-split amounts provided parenthetically where appropriate for clarity.

Litigation Related to the Merger

Following the filing of the Definitive Proxy Statement, a purported stockholder filed suit in the Delaware Court of Chancery alleging deficiencies regarding the disclosures contained in that filing, in an action captioned Edward Smith v. NovaBay Pharmaceuticals, Inc. et al., C.A. No. 2026-0260-KSJM (Del. Ch. Feb. 24, 2026) (the “Litigation”). It is possible that additional or similar complaints or demand letters may be received by the Company alleging similar or additional disclosure deficiencies in the future. If any such additional or similar complaints or demand letters are received, the Company may not necessarily disclose such events.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the claim advanced in the Litigation, in order to moot the purported stockholder’s disclosure claims, avoid nuisance and possible expense, and provide additional information to its stockholders, the Company has determined to voluntarily supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required or material.

Supplemental Disclosures

The following Supplemental Disclosures are being filed to amend and supplement the information in the Definitive Proxy Statement. The Supplemental Disclosures are identified below by bold, underlined text. The Supplemental Disclosures are incorporated by reference to, and should be read in conjunction with, the Definitive Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. All page references in the information below are to pages in the Definitive Proxy Statement, and terms used below have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined below. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following additional disclosures:

The disclosure on page 6 of the Definitive Proxy Statement in the section under the heading “Proposal One: Private Placement Issuance” and above the heading “Stockholder Approval” is hereby amended and restated in its entirety as follows:

On January 16, 2026, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell pre-funded warrants to purchase an aggregate of 837,696,130 (167,539,227) shares of our common stock, $0.01 par value per share (the “Common Stock”) at a purchase price of $0.17 ($0.85) per warrant, for aggregate gross proceeds of approximately $134 million (the agreement, the “Securities Purchase Agreement” and the transaction, the “Private Placement”). Two of the investors in the Private Placement, were R01 Fund LP (“R01”) and Framework Ventures IV L.P. (“Framework”), which, prior to the Private Placement each beneficially owned 45.0% of our outstanding Common Stock. See Certain Relationships and Related Party Transactions. The closing of the Private Placement is subject to receiving stockholder approval of Proposal One (Private Placement Issuance) and the satisfaction of certain other closing conditions.

In accordance with the Company’s Related Party Transaction Policy, the Private Placement was reviewed and approved by the Company’s Audit Committee, which is comprised of all of the independent members of the board (the “Independent Committee”). No member of the Independent Committee has a pre-existing relationship with any participant in the Private Placement, including with R01, Framework or their respective affiliated entities. At a meeting of the Independent Committee on January 14, 2026, the Independent Committee reviewed its prior deliberations, including its determination in August 2025 that it would be in the best interest of the Company to take on a strategy of diversifying the business of the Company into digital assets.

The Independent Committee considered that, following the sale of pre-funded warrants to R01 or Framework in October 2025, the Company still lacked sufficient capital to operationalize its digital asset strategy. Its members reviewed information about the proposed strategy of the Company following the Private Placement, known risks, and an unaudited pro forma balance sheet giving effect to the proposed Private Placement. Such information was made available to stockholders in the Company’s January 16, 2026 filing on Form 8-K.

In examining the proposed structure of the Private Placement, including its dilutive nature and proposed purchase price per pre-funded warrant, the Independent Committee considered, among other factors, that (i) as of November 30, 2025, the Company had assets valued at $9,734,000 (unaudited), (ii) the Company’s Common Stock shares had exhibited extreme and illogical volatility, closing at a price of $19.16 ($95.80) per share on January 9, 2026 and that (iii) the proposed purchase price represented a premium of approximately 186% to the per-share asset value of the Company on the date prior. Based on these considerations, among others, the Independent Committee concluded that the purchase price per pre-funded warrant was reflective of the value of the Company’s Common Stock.

In light of these considerations, among others, and the fact that the transaction presented the opportunity to achieve an important strategic objective for the Company by diversifying its business into a digital asset strategy, the Independent Committee determined that the Private Placement was advisable and in the best interest of stockholders.

We are asking stockholders to approve the issuance 837,696,130 (167,539,227) shares of Common Stock upon the exercise of the pre-funded warrants issued in the Private Placement. It is important to remember that we are not seeking stockholder approval of, and you are not being asked to vote on, the Private Placement or the Pre-Funded Warrant Transactions. We are seeking your approval of the issuance of Common Stock underlying the securities to be issued upon the closing of the Private Placement and the issuance of Common Stock underlying the October Pre-Funded Warrants issued in the Pre-Funded Warrant Transactions.

Because our Common Stock is traded on the NYSE American, we are subject to the rules of the NYSE American LLC Company Guide, including Section 713.

Pursuant to NYSE American LLC Company Guide Section 713, stockholder approval is required for certain issuances of common stock, or securities convertible into or exercisable for common stock, where such securities are issued as consideration in a transaction or a series of related transactions involving (i) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the Minimum Price (as defined below) which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; or (ii) the sale, issuance or potential issuance by the issuer or common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the Minimum Price.

The Minimum Price means a price that is the lower of: (i) the Official Closing Price (as defined below) immediately preceding the signing of the binding agreement; or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. For purposes of calculating the Minimum Price, the “Official Closing Price” of the issuer’s common stock means the official closing price on the NYSE American as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities. The “Minimum Price” with respect to the Private Placement was $13.34 ($66.70) per warrant.

The Private Placement involved the issuance of common stock in an aggregate amount greater than 20% of our outstanding Common Stock at a price lower than the Minimum Price. On a fully diluted basis, the issuance of shares of Common Stock underlying the pre-funded warrants issued in the Private Placement would have resulted in an issuance of 837,696,130 (167,539,227) shares of Common Stock, representing 86.9% of shares of Common Stock outstanding on the date prior to the Private Placement. Accordingly, to comply with NYSE American LLC Company Guide Section 713, we are seeking stockholder approval of the issuance of shares of our Common Stock upon the closing of the Private Placement pursuant to the Securities Purchase Agreement.

Additional Information and Where to Find It

This filing on Schedule 14A is being made in respect of the Transaction and may be deemed to be soliciting material relating to stockholder approval of the Common Stock underlying the pre-funded warrants offered thereto. On February 10, 2026, the Company filed the Definitive Proxy Statement with the SEC relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Transaction. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT REGARDING THE TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at https:// www.sec.gov or through the Company’s website at https://investors.novabay.com under the heading “SEC Filings”.

Cautionary Language Concerning Forward-Looking Statements

This filing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the possibility that additional or similar complaints or demand letters may be received by the Company alleging similar or additional disclosure deficiencies. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this report, are detailed in the Company’s latest Form 10-Q/K filings with the SEC, especially under the heading “Risk Factors,” Exhibit 99.1 to the Form 8-K filed on January 16, 2026 and the definitive proxy statement filed by the Company with the SEC on September 23, 2025. The forward-looking statements in this report speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Participants in the Solicitation

The Company and its directors and executive officers, which consist of Paul E. Freiman, Ph.D., Swan Sit and Yenyou (Jeff) Zheng, Ph.D., who are the non-employee members of the Company’s Board of Directors, Michael Kazley, the Company’s Chief Executive Officer and Director, and Tommy Law, the Company’s Chief Financial Officer, are participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the caption “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the Definitive Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in other relevant materials to be filed with the SEC in respect of the Transaction when they become available. These documents and the Definitive Proxy Statement can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this filing to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Tommy Law
Tommy Law
Chief Financial Officer

Dated: March 2, 2026